OPERATING AGREEMENT
OF
ALLIES - ARIZONA, LLC
A NEBRASKA LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT made and entered into as of the 1st day of March, 2010, by and among ALLIES LIMITED, INC., a Nevada Corporation, ("Allies"), and S&A OPERATIONS, Inc., a Nebraska corporation, ("S&A") (collectively Steier and Read are referred to as "Members").

WITNESETH:

WHEREAS, the Articles of Organization of the limited liability company, ALLIES - ARIZONA, LLC were filed with the Office of the Nebraska Secretary of State, effective February ___, 2010, under the laws of the State of Nebraska;

WHEREAS, the Articles of Organization contained only the information necessary to meet the filing requirements of the State of Nebraska, and was not intended to control the operation of the limited liability company;

WHEREAS, the parties hereto desire the limited liability company formed under the laws of the State of Nebraska to be operated by and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is agreed by and among the parties hereto as follows:

Article I

BASIC STRUCTURE

§ 1.1 Name

The business of the limited liability company shall be conducted under the name of Allies - Arizona, LLC.

§ 1.2 Place of Business

The principal place of business and office of Allies - Arizona, LLC shall be located at 1015 No. 98th St., Suite 100 Omaha, NE 68114, or such other place as the Managing Member may from time to time designate.

§ 1.3 Term

Allies - Arizona, LLC shall become effective on the date of registration with the Secretary of State of Nebraska and shall continue perpetually unless earlier terminated pursuant to the terms of this agreement.

§ 1.4 Purpose

The purpose for which Allies - Arizona, LLC was organized is to own, hold, and manage an interest in Gilbert Business Park Properties, LLC, an Arizona limited liability company, and any ancillary activities.

Article II

DEFINITIONS

In this agreement, unless the context otherwise requires;

(a)
"Articles of Organization" means documents filed under §6 of the Act for the purpose of forming Allies - Arizona, LLC and includes amended and restated articles of organization, and articles of merger.

(b)	"Bankruptcy" means with respect to any person, being the subject of an order for relief under Title 11 of the United States Code.

(c)
"Capital" means all property owned by Allies - Arizona, LLC other than property of a kind which would be included in the inventory of Allies Arizona, LLC or which is held for resale in the ordinary course of business.

(d)
"Capital Contribution" means any cash, tangible or intangible property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services, which a Member contributes to Allies - Arizona, LLC in the capacity of a Member.

(e)	"Distribution" means a direct or indirect transfer of money or other property, or evidence of indebtedness by Allies - Arizona, LLC to or for the benefit of its Members in respect of their Interest.

(f)	"limited liability company" means an entity that is an unincorporated association having two or more Members, and that is organized under or subject to the Act.

(g)	"Managing Member" or "Managing Members" means a person or persons designated by the Members of Allies - Arizona, LLC to manage Allies Arizona, LLC as provided in this Operating Agreement.

(h) "Member" means a person with a Membership Interest In Allies Arizona, LLC.

(i) "Membership Interest" or "Interest" means a Member's share of the profits and the losses of Allies - Arizona, LLC and the right to receive Distributions of Allies - Arizona, LLC's assets, and a right to vote or participate in management.

(j) "Net Operating Profit" means, for any accounting period, the gross receipts of Allies - Arizona, LLC for such period less the sum of all cash expenses of operation of Allies - Arizona, LLC, and such sums as may be necessary to establish a reserve for operating expenses.

(k) "Operating Agreement" means this document and any amendment thereto pertaining to the affairs of Allies - Arizona, LLC and the conduct of its business.

(l) "Tax Matters Member" means the person responsible for the duties set forth in §6.5 herein and by Internal Revenue Code §§622I-6232.

Article III

FINANCIAL ARRANGEMENTS

§ 3.1 Initial Contributions of Members

Each original Member has contributed to the initial Capital of Allies - Arizona, LLC, property in the amount and form indicated on Schedule "A" attached hereto and made a part hereof. Capital Contributions to Allies - Arizona, LLC shall not bear interest. Individual capital accounts ("Capital Accounts") shall be maintained for each Member.

§ 3.2 Additional Capital Contributions

If at any time during the existence of Allies - Arizona, LLC, it shall become necessary to increase the Capital with which Allies - Arizona, LLC is doing business, then on the vote of the Managing Members each Member shall contribute to the Capital of Allies - Arizona, LLC (within thirty days of receipt of written request for the same) an amount according to his then percentage share of Capital as called for by the Managing Members.

§ 3.3 Rights of the Members Upon Default of a Member

If a Member shall not contribute such amount, the other Members shall have the right to contribute, in proportion to their then percentage share of Capital, the amount which the noncontributing Member was to contribute and such Capital Accounts and percentage of Capital shall be adjusted accordingly. If not all contributing Members elect to contribute their proportionate share of the amount which the noncontributing Member was to contribute, any electing Member shall have a further right, but no obligation, to contribute an amount equal to the remaining amount not contributed by the noncontributing or non-electing members.

§ 3.4 Capital Accounts

Any gains, losses, deductions, amortization and depreciation associated with the Capital shall be added to or subtracted from the Members' Capital Accounts (using the initial Capital Accounts as a base). All other ("operating" profits) (or losses) of Allies-Arizona, LLC shall be (if income) deemed to be income of the Members according to their share of the profits and losses. If losses, these shall be deducted from the Members' Capital Accounts according to their share of profits and losses. Undistributed profits shall be added to the relevant Members' Capital Accounts. Amounts distributed in excess of current profits shall be deducted from the relevant Members' Capital Accounts. Upon dissolution, any Member having a negative Capital Account balance shall be required to make up such balance.

§ 3.5 Percentage Share of Capital

The percentage share of Capital of each initial Member shall be (unless otherwise modified by the terms of this agreement) as follows:

Names	Initial Percentage Share of Capital

Allies Limited, Inc.	95.00%

S&A Operations, Inc.	5.00%

§ 3.6 Members Share of the Profits and Losses

The individual Members shall share in the profits and losses of Allies - Arizona, LLC according to their then percentage share of Capital.

§ 3.7 Adjustments

Nothing herein to the contrary withstanding, the rules of Internal Revenue Code §704(b) and of regulation § 1.704-1 shall be followed in determining the Members' Capital Accounts.

§ 3.8 Interest

No interest shall be paid on any Contribution to the Capital of Allies - Arizona, LLC.

§ 3.9 Return of Capital Contributions

No Member shall have the right to demand the return of his Capital Contributions except as herein provided.

§ 3.10 Rights of Priority

Except as herein provided the individual Members shall have no right to any priority over each other as to the return of Capital Contributions.

§ 3.11 Distributions

Distributions to the Members of Net Operating Profits of Allies - Arizona, LLC shall be made at such times as the Members shall reasonably agree. Distributions shall be made to the Members simultaneously and in proportion to their ownership in the limited liability company.

In determining Net Operating Profits, deductions for depreciation, amortization, or other similar charges not requiring actual current expenditures of cash shall not be taken into account.

§ 3.12 Compensation

The Managing Members will not receive compensation for their management of the affairs of the limited liability company. The foregoing notwithstanding, a Managing Member may receive reasonable compensation for services rendered as an employee of the limited liability company.

Article IV

MANAGEMENT

§ 4.1 Managing Members

(a) The initial Managing Member shall be M. David Steier, in his capacity as President of S&A Operations.

(b) The Tax Matters Member shall be M. David Steier

§ 4.2 Voting

Each Managing Member shall have one vote in which to cast on any matter concerning management and conduct of the business of Allies - Arizona, LLC Abstentions and refusals to act on upon any measure shall be considered as a vote in favor of the proposed measure.

§ 4.3 Rights, Powers and Restrictions of Payments

No Member without the consent of all the other Members shall:

(a) Do any act in contravention of this agreement;

(b) Do any act which would make it impossible to carryon the ordinary business of Allies - Arizona, LLC;

(c) Confess judgment against Allies - Arizona, LLC;

(d) Possess Allies - Arizona, LLC. property, or assign his Interest or rights to specific Allies - Arizona, LLC property for other than Allies - Arizona, LLC purposes.

§ 4.4 Powers

Managing Member(s) shall have the authority to exercise the powers reasonably necessary in order to pursue Allies - Arizona, LLC's purposes; provided however, that a Managing Member shall not perform the following matters without first obtaining the vote of Members owning not less than 100.00% of the Capital:

(a) The dissolution and winding up of Allies - Arizona, LLC.

(b) The sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of Allies - Arizona, LLC.

(c) Merger of Allies - Arizona, LLC with another entity.

(d) An amendment to the Articles of Organization or this Operating Agreement.

§ 4.5 Liability

No Managing Member shall incur any liability for any mistakes or errors in judgment made in good faith and with the care an ordinary prudent person in a similar position would exercise under similar circumstances, and in a manner that the manager believes to be in the best interest of Allies - Arizona, LLC.

§ 4.6 Removal

Any or all of the Managing Members and the Tax Matters Member may be removed as Managing Members or Tax Matters Member by the Members, with or without cause. For such removal to occur, a thirty (30) day notice must be given to Managing Member or Members or Tax Matters Member to be removed spelling out those acts, if any, which have caused such removal.

§ 4.7 Process

(a) The moving members, shall in writing, submit to all of the Members the basis upon which the removal of the Managing Member(s) and the name of another person or corporation as the proposed successor Managing Member of Allies - Arizona, LLC. If within ten (10) days after the submission of the allegation and proposal of substitution to all of the Members, the Members owning an aggregate of not less than 100.00% of the Capital approve such removal and proposed Managing Member substitution in writing, the person(s) so proposed shall be admitted as a Managing Member.

(b) The moving members, shall in writing, submit to all of the Members the basis upon which the removal of the Tax Matter Member and the name of another person or corporation as the proposed successor Tax Matters Member of Allies - Arizona, LLC. If within ten (10) days after the submission of the allegation and proposal of substitution to all of the Members, the Members owning an aggregate of not less than 100.00% of the Capital approve such removal and proposed Tax Matters Member substitution in writing, the person so proposed shall be admitted as the Tax Matters Member.

Article V

MEETINGS OF MEMBERS

§ 5.1 Meetings of Members

The annual meeting of Members shall be held on such date and time as shall be designated from time to time by the Members as stated in the Notice of Meeting at which they shall transact such other business as may properly be brought before the meeting. At such annual meeting the Members shall elect the Managing Members of Allies - Arizona, LLC. The Members shall nominate from their number candidates for Managing Members. Each Member shall be allowed votes equivalent to their percent of Capital at that time multiplied by the number of Managing Members being elected.

Election of a Managing Member not currently in office shall require a unanimous vote of all members. Should no unanimous vote be possible, the Managing Member then in office shall continue as Managing Member and call a special meeting within three months to elect a new Managing Member.

Written notice of the annual meeting stating place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

§ 5.2 Special Meetings

Special meetings of Members, for any purpose or purposes, may be held by waiver of notice or consent or may be called by a Managing Member and shall be called by a Managing Member at the request in writing of a Member owning not less than fifty percent (50%) of the entire Capital Interest of Allies - Arizona, LLC. Such request shall state the purpose or purposes of the proposed meeting.

Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than three (3) nor more than sixty (60) days before the date of the Special Meeting, to each Member entitled to vote at such meeting. The business transacted at a Special Meeting of Members shall be limited to the purposes stated in the Notice unless all of said Members agree to vote otherwise.

§ 5.3 Voting

Except as otherwise required by §4.4 and §4.7, whenever the vote of Members at a meeting thereof is required or permitted to be taken or in connection with any action, a majority of the Capital shall control and the meeting and vote of the Members may be dispensed with if the written consent of such action is obtained from Members having not less than the minimum percentage of the vote required for such action.

Article VI

MANAGING MEMBERS

§ 6.1 Vacancies

Managing Member vacancies shall be filled by a majority of the Managing Member(s) then in office (or by the remaining Members if there are no Managing Member(s) in office).

§ 6.2 Consent to Actions

A Managing Member who is either present at a meeting of the Managing Members at which action on any matter is taken, or who is absent but has notice of such action by certified mail, shall be presumed to have consented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by a certified mail to the other

Managing Members immediately after the adjournment of the meeting or within seven (7) days after written notification of such action by certified mail. The objection shall be deemed made when mailed by certified mail. Such right to dissent shall not apply to a Managing Member who voted in favor of such action.

§ 6.3 Managing Member Meetings

The Managing Members may hold meetings, both Regular Meetings and Special Meetings, either within or without the State of Nebraska. Regular Meetings of the Managing Members may be held without notice at such time and at such place as shall from time to time be determined by the Managing Members.

Special Meetings of the Managing Members may be called by any Managing Member on one (I) day's notice to each Managing Member, either personally or by mail, or by telegram; Special Meetings shall be called by the secretary in like manner and on like notice on the written request by two (2) of the Managing Members.

At all meetings of the Managing Members, a majority of the Managing Members shall constitute a quorum for the transaction of business and the act of a majority of the Managing Members present at any meeting at which there is a quorum shall be the act of the Managing Members. If a quorum shall not be present at any meeting, the Managing Members there at may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Managing Members thereof may be taken without a meeting, if the Managing Members who have the necessary votes to take such action consent in writing.

Managing Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

The Managing Member(s) each year, may elect from their number a president. The term of office shall be one year or until the respective successor is chosen, but the president may be removed from office, with or without cause. The president shall execute all authorized conveyances, contracts, or other obligations in the name of ALLIES - ARIZONA, LLC.

§ 6.4 Tax Matters Member

The original Tax Matters Member shall be succeeded upon death or unwillingness or inability to act and shall be determined by the Managing Members.

The Tax Matters Member shall have the following rights and duties:

(1)	To provide to the Internal Revenue Service any or all information which is within the knowledge of the Tax Matters Member as to the organization, operation and/or liquidation of Allies - Arizona, LLC.

(2)
To adjust, arbitrate, negotiate, compromise, sue or defend, abandon, or otherwise deal with and settle any and all claims in favor of or against Members and Allies - Arizona, LLC as the Tax Matters Member shall deem proper which shall directly relate to the organization, operation and/or liquidation of Allies - Arizona, LLC.

(3)	Do all other things which may be granted to the Tax Matters Member by Internal Revenue Code §§ 6221-6232, as they may be now or hereinafter amended and supplemented.

Article VII

RIGHT TO ASSIGN INTEREST

§ 7.1 Members Right of Assigmnent of Profits and Losses

Except as herein provided, a Member's Interest in Allies - Arizona, LLC shall not be assigned, sold, pledged or otherwise transferred or encumbered in any manner or by any means whatever to any non-member.

The Members shall not sell, assign, pledge or otherwise transfer or encumber in any manner or by any means whatever, except to a living trust or revocable trust, any share in all or any part of the Interest of Allies - Arizona, LLC now owned or hereafter acquired by them without having first obtained the unanimous consent of the other Members in accordance with the terms and conditions of this agreement. Such assignment without unanimous consent does not entitle the assignee to participate in the management and affairs of Allies - Arizona, LLC or to become or to exercise any rights of a Member. Such assignment without unanimous consent entitles the assignee to receive, to the extent assigned, only the Distribution to which the assignor would be entitled.

§ 7.2 Substitution of Additional Members

Nothing herein to the contrary withstanding, the assignee of the whole or any part of the Membership Interest shall not be substituted as a Member without prior written unanimous consent of the Members. In no event shall the consent of the Members be given unless such assignee, as a condition precedent to such consent has:

(a) Accepted and assumed in a form satisfactory to the Managing Members, all terms and provisions of this Agreement;

(b) And if the assignee is a corporation, provide a certified copy of a resolution of the board of directors to the Managing Members;

(c) And executes such other documents or instruments as may be required in order to effectuate its admission as a Member; provided an opinion of counsel in form and substance satisfactory to counsel for Allies - Arizona, LLC that neither the offering nor the assignment of Membership Interest violates any provisions of the federal or state securities law and executed a statement that he is acquiring his Interest in Allies - Arizona, LLC for his own account for investment, not with a view to sale or distribution thereof;

(d) And executed such other documents or instruments as the Managing Members may reasonably require in order to effectuate the admission of such assignee as a Member.

§ 7.3 New Members

There shall be no right to admit new Members, except by unanimous consent of all of the Members.

In no event shall the consent of the Members be given unless such new Member, as a condition precedent to such consent has:

(a) Accepted and assumed in a form satisfactory to the Managing Members, all terms and provisions of this agreement;

(b) And if the new Member is a corporation, provide a certified copy of a resolution of the board of directors to the Managing Members;

(c) And executes such other documents or instruments as may be required in order to effectuate its admission as a Member; provided an opinion of counsel in form and substance satisfactory to counsel for Allies - Arizona, LLC that neither the offering nor the assignment of Membership Interest violates any provisions of the federal or state securities law and executed a statement that he is acquiring his Interest in Allies - Arizona, LLC for his own account for investment, not with a view to sale or distribution thereof;

(d) And executed such other documents or instruments as the Managing Members may reasonably require in order to effectuate the admission of such assignee as a Member and;

§ 7.4 Sale of Membership Interests

No Member shall be permitted to sell, assign, or transfer any Membership Interest without the unanimous consent of all other Members. Allies - Arizona, LLC shall not recognize any sale, transfer, or assignment whether by voluntary act or by operation law. Should any such transfer be approved by the members, Allies-Arizona, LLC shall, operating as a right of first refusal, have the right to redeem the ownership of the selling member at a price equal to the lesser of an independent appraisal or the negotiated purchase price with a third party for said interest.

Article VIII

LIQUIDATION OF ALLIES - ARIZONA, LLC AND
MEMBERS' INTEREST

§ 8.1 Dissolution

Allies - Arizona, LLC shall be dissolved and its affairs shall be wound up by the then Managing Members upon the happening of the first of the following events:

(1) The unanimous written consent of the Members; or

(2) The death, retirement, resignation, expulsion, Bankruptcy, or dissolution of a Member or occurrence of any other event, except assignment of a Membership Interest voluntarily or by operation of law, that terminates the continued membership of a Member in Allies - Arizona, LLC unless the business of Allies - Arizona, LLC is continued by the unanimous consent of the remaining Members of which there are at least two (2);

In the event that Allies - Arizona, LLC shall hereafter be dissolved for a reason set forth herein or any other reason whatsoever, the then Managing Members shall deliver a statement of intent to dissolve with the Office of the Nebraska Secretary of State and take such other action as is required by the Act to dissolve and wind up the affairs of Allies - Arizona, LLC.

§ 8.2 Articles of Dissolution

Upon completion of the winding up of Allies - Arizona, LLC articles of dissolution shall be delivered to the Secretary of State. The winding up of Allies Arizona, LLC shall be completed when all debts, liabilities and obligations of Allies Arizona, LLC have been paid and discharged or reasonably adequate provision has been made, and all the remaining property and assets of Allies - Arizona, LLC has been distributed to the Members in proportion to the Member's ownership interest. The articles of dissolution shall contain such information as required by the Act.

Article IX

MISCELLANEOUS SUBSTANTIVE PROVISIONS

§ 9.1 Purpose

Allies - Arizona, LLC's business and purpose shall consist solely of the acquisition, ownership, operation and maintenance of a membership interest in Gilbert Business Park Properties, LLC, an Arizona Limited Liability Company and activities incidental thereto.

§ 9.2 Emergency Acquisition

The Members specifically agree that should the properties owned by Gilbert Business Park Properties, LLC as described generally in Section 10.11 of this Agreement be foreclosed upon, S&A Operations shall have the option to purchase the entirety of Allies Limited, Inc's interest in the Company for a purchase price of one hundred thousand dollars ($100,000.00).

The Members specifically agree that in the event that any bank financing the properties owned by Gilbert Business Park Properties, LLC as described generally in Section 10.11 of this Agreement attempt to collect on any personal guarantees made as a part of Gilbert Business Park Properties LLC's acquisition of the aforementioned properties, S&A Operations shall have the option to purchase the entirety of Allies Limited, Inc's interest in the Company for a purchase price of one hundred-thousand dollars ($100,000.00).

The Members specifically agree that in the event S&A Operations and/or its president, M. David Steier is removed from office as Manager of ALLIES - ARIZONA, LLC, S&A Operations shall have the option to purchase the entirety of Allies Limited, Inc's interest in the Company for a purchase price of one hundred-thousand dollars ($100,000.00).

§ 9.3 Powers and Duties

Notwithstanding any other provisions of these Articles, the Manager and Members shall have no authority on behalf of Allies - Arizona, LLC to:

(i) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), without unanimous consent of the members;

(ii) seek the dissolution or winding up, in whole or in part, of Allies - Arizona, LLC;

(iii) merge into or consolidate with any person or entity or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure; or

(iv) without the unanimous consent of Allies - Arizona, LLC's Members tile a voluntary petition or otherwise initiate proceedings to have Allies Arizona, LLC adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Allies Arizona, LLC, or file a petition seeking or consenting to reorganization or relief of Allies - Arizona, LLC as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to Allies - Arizona, LLC; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Allies - Arizona, LLC or of all or any substantial part of the properties and assets of Allies - Arizona, LLC, or make any general assignment for the benefit of creditors of Allies Arizona, LLC, or admit in writing the inability of Allies - Arizona, LLC to pay its debts generally as they become due or declare or effect a moratorium on Allies - Arizona, LLC debt or take any action in furtherance of any such action.

§ 9.3 Checks

All checks or demands for money and notes of Allies - Arizona, LLC shall be signed by the Managing Member(s) or by those designated from time to time.

§ 9.4 Conflicts of Interest

Members may engage in or possess interest in other business ventures of every kind and description for their own accounts. Neither Allies - Arizona, LLC, nor any of the Members, shall have any rights by virtue of this agreement in such independent business ventures, or to the income or profits derived there from.

§ 9.5 Use of Name

The name" Allies - Arizona, LLC" shall belong to and may be used by Allies Arizona, LLC and shall not be sold or disposed of so long as Allies - Arizona, LLC shall continue in existence. In the event of the death, retirement, or withdrawal of any of the Members during the term of Allies - Arizona, LLC, the deceased, retiring or withdrawing Member shall have no interest in the firm name and shall have no right to receive any payment therefore.

Article X

MISCELLANEOUS

§ 10.1 Execution and Counterpart

This Operating Agreement may be executed in any number of counterparts, each of which shall be taken to be an original. Valid execution shall be deemed to have occurred when an Operating Agreement signature page is executed by the Member in question and countersigned by a Managing Member.

§ 10.2 Indemnification

Allies - Arizona, LLC shall indemnify any person who has made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative, including but not limited to any tax matters) by reason of the fact that he, his testator or intestator, is or was a manager, employee or agent of Allies - Arizona, LLC or who serves or served any other enterprise at the request of Allies - Arizona, LLC to the extent to which such Member was not acting with gross negligence or willful or wanton disregard of either this Operating Agreement or of the criminal statutes. Provided, however, that any indemnity under this section shall be provided out of and to the extent of Allies - Arizona, LLC assets only, and no Member shall have any personal liability with regard to said indemnity.

§ 10.3 Notice

Any and all notices provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed to the last address known to the sender or delivered to the recipient in person.

§ 10.4 Amendments

No amendment of this Agreement shall be valid unless such amendment is in writing and signed by all then current Members. This Agreement may be altered at any time by the decision of Members holding not less than one hundred percent (100%) of the then Capital of Allies - Arizona, LLC confirmed by an instrument in writing, which instruments the Members hereby agree to execute.

§ 10.5 Additional Instruments

This Agreement shall be binding upon the parties hereto and upon their heirs, executors, administrators, successors or assigns and the parties hereto agree for themselves and their heirs, executors, administrators, successors and assigns to execute and any instruments in writing which are or may become necessary and proper to carry out the purpose and intent of this Agreement.

§ 10.6 Titles and Subtitles

Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Operating Agreement.

§ 10.7 Words and Gender or Number

Words and gender or number as listed herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

§ 10.8 Severability

In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

§ 10.9 Waiver

No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

§ 10.10 Applicable Law

This Agreement shall be subject to and governed by the laws of the State of Nebraska.

§ 10.11 Appointment of Special Officer

The Members do hereby appoint either M. David Steier for the special purpose of executing on behalf of the Members and Managers of Allies - Arizona, LLC all documents required or necessary for obtaining an interest in Gilbert Business Park Properties, LLC, an Arizona limited liability company. M. David Steier in his capacity as President of S&A Operations, Manager of ALLIES - ARIZONA, LLC, shall have the authority to bind the Company as a member of Gilbert Business Park Properties, LLC, and that M. David Steier shall be held harmless for any liability arising from the execution of the necessary documents and/or any transfer of required monies to Gilbert Business Park Properties, LLC as a capital contribution to that limited liability company.

It is understood by all parties, Gilbert Business Park Properties, LLC fonned under the law of Arizona primarily to obtain, hold, and manage an interest in the following described properties:

963 North Gilbert Road (approx. 7,769 sq ft)
City of Gilbert, State of Arizona

971 North Gilbert Road (approx. 62,775 sq ft)
City of Gilbert, State of Arizona

979 North Gilbert Road (approx. 7,769 sq It)
City of Gilbert, State of Arizona

IN WITNESS WHEREOF, the parties executed this Agreement on the date first above written.

MEMBERS

S&A OPERATIONS, INC.

/s/ M. David Steier
M. David Steier, President

ALLIES LIMITED, INC.

/s/ Kenneth J. Hager
Kenneth J. Hager, President

ALLIES - ARIZONA, L.L.C.

SCHEDULE "A"

Name	Property	Value
S&A Operations, Inc.	Services	$ 5,263
Allies Limited, Inc.	Cash	$ 100,000